UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
_____________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2024

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

ITEM 8.01    Other Events
On January 26, 2024, the Board of Directors (the “Board”) of Sound Financial Bancorp, Inc. (the “Company”) approved a stock repurchase program, authorizing the Company to purchase up to $1.5 million of the Company’s issued and outstanding common stock over a period not exceeding 12 months from the date of Board approval (the “2024 Repurchase Program”). The 2024 Repurchase Program will commence upon the later of (i) completion or expiration of the Company’s existing stock repurchase program and (ii) 24 hours after the public announcement of the 2024 Stock Repurchase Program. Under the Company’s existing stock repurchase program, which expires on January 31, 2024, the Company has repurchased 107,735 shares of its outstanding common stock at an aggregate cost of approximately $4.0 million.
Under the 2024 Repurchase Program, the Company may purchase common stock from time to time in the open market, based on prevailing market prices, or in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The timing, number and price of shares repurchased under the 2024 Repurchase Program will depend on a number of factors, including the terms of any Rule 10b5-1 plan, general business and market conditions, and alternative investment opportunities. The 2024 Repurchase Program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.
A copy of the press release announcing the 2024 Repurchase Program is filed as Exhibit 99.1 to this report and incorporated herein by reference.
Forward-Looking Statements
This report includes certain statements that may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including information regarding potential purchases by the Company of its common stock. By their nature, forward-looking statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this report. These risks include significant changes in the price and availability of the Company’s stock, general economic conditions, as well as those within our industry, and numerous other factors identified in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the Securities and Exchange Commission – which are available at www.soundcb.com in the “Investor Relations” section and on the SEC's website at www.sec.gov. The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01 Financial Statements and Exhibits
Exhibit No.    Description

99.1        Press Release dated January 26, 2024 announcing adoption of Stock Repurchase Program
104        Cover page interactive data file (embedded within the Inline XBRL document)

(Signature page follows)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: January 26, 2024	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO